UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 22, 2003 (January 13, 2003)

Overture Services, Inc. (Exact name of Registrant as specified in its charter)

Delaware	000-26365	95-4652060
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

74 North Pasadena Avenue, 3rd Floor
Pasadena, California 91103
(Address of principal executive offices) (Zip Code)

Telephone: (626) 685-5600
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On January 13, 2003 Overture Services, Inc. issued a press release “Overture Fourth Quarter Revenue to Exceed Initial Forecast; Income in Line with Forecast, Excluding One Time Charge From Contract Dispute with Former Affiliate “ the text of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

ITEM 7. EXHIBITS

(c)    Exhibits.

Exhibit No.	Description

99.1	Press release dated January 13, 2002, entitled Overture Fourth Quarter Revenue to Exceed Initial Forecast; Income in Line with Forecast, Excluding One Time Charge From Contract Dispute with Former Affiliate

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2003	Overture Services, Inc.

By: /s/ TODD TAPPIN
Todd Tappin Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 13, 2002, entitled Overture Fourth Quarter Revenue to Exceed Initial Forecast; Income in Line with Forecast, Excluding One Time Charge From Contract Dispute with Former Affiliate